                                 Exhibit 99(b)

         OXIS International, Inc. and Innovative Medical Systems Corp.

                   Unaudited Pro Forma Financial Information



On December 31, 1997, OXIS International, Inc. ("OXIS") consummated the acquisition of Innovative Medical Systems Corp. ("IMS") pursuant to a transaction whereby OXIS acquired all of the outstanding stock of IMS. The unaudited pro forma financial information presented below combines the balance sheets of OXIS as of September 30, 1997, with the balance sheet of IMS as of July 31, 1997, and the statements of operations of OXIS for the year ended December 31, 1996, and nine months ended September 30, 1997 with the statements of operations of IMS for the year ended October 31, 1996 and the nine months ended July 31, 1997, respectively. This pro forma combination gives effect to the following assumptions.


* That the acquisition of IMS by OXIS occurred at the beginning of each of the periods presented.

*  That the acquisition of IMS would be accounted for as a purchase.

* That the purchase price paid by OXIS to acquire IMS would be $1,559,000, consisting of: (1) 1,000,000 shares of OXIS common stock issued and (2) the present value of expected minimum future payments aggregating $1,250,000. The shares of common stock issued have been valued at the average per share closing price of OXIS' common stock for the three trading days before and after November 1, 1997, the date on which the two companies reached agreement on the purchase price.


It should be noted that the unaudited pro forma financial information:

* does not give effect to any costs of combining the companies or to any efficiencies in operations that could be achieved by combining the companies,

* does not purport to be indicative either of the results of operations that would have occurred had the acquisition been consummated at the date indicated, or of future combined results of operations of the companies.



The unaudited pro forma financial information presented below should be read in conjunction with the notes hereto and the separate financial statements of the two companies. Unaudited financial statements of the Company as of September 30, 1997 are included in the Company's third quarter Form 10-Q report filed with the Securities and Exchange Commission. Financial statements of IMS as of and for the years ended October 31, 1996 and 1997 are included in this report on Form 8-K/A.

                     Unaudited Pro Forma Balance Sheet of
                           OXIS International, Inc.
        (OXIS International, Inc. and Innovative Medical Systems Corp.)
                       Combined as of September 30, 1997


                                                                          Pro forma          Pro forma
ASSETS                                          OXIS            IMS       adjustments        combined
Current assets:
  Cash and cash equivalents                   $2,752,000   $        0                      $ 2,752,000
  Accounts receivable                            882,000       459,000                       1,341,000
  Inventories                                    733,000     1,050,000                       1,783,000
  Prepaid and other                              373,000        38,000                         411,000
                                              ----------    ----------                     -----------
     Total current assets                      4,740,000     1,547,000                       6,287,000

Property and equipment, net                    1,214,000    1,857,000      $770,000 (1)      3,841,000

Technology for developed products
   and custom assays, net                                   3,244,000             0          3,244,000


Other assets                                     255,000       72,000                          327,000
                                              ----------    ----------     --------        -----------

     Total assets                             $9,453,000    $3,476,000     $770,000        $13,699,000
                                              ==========    ==========     ========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable                               $1,148,000    $  407,000                     $ 1,555,000
  Accounts payable                             1,348,000       399,000                       1,747,000
  Customer deposits                              116,000             0                         116,000
  Accrued liabilities                            579,000       207,000                         786,000
  Current portion of
    long-term debt                                 9,000        219,000                        228,000
                                              ----------    -----------                    -----------
     Total current liabilities                 3,200,000      1,232,000           0          4,432,000

Long-term debt after one year                                 1,455,000                       1,455,000

Shareholders' equity:
     Preferred stock                              16,000             0                          16,000
     Common stock
       OXIS                                   13,287,000                    500,000 (1)     13,787,000
       IMS                                                      21,000     (21 ,000)(1)              0
     Additional paid in capital
       OXIS                                   30,321,000                  1,059,000 (1)     31,380,000
       IMS                                       718,000                   (718,000)(1)              0
     Retained Earnings
       OXIS                                  (37,132,000)                                  (37,132,000)
       IMS                                                   1,550,000   (1,550,000)(1)
     Treasury stock                                         (1,500,000)   1,500,000 (1)
     Accumulated translation adjustments        (239,000)                         0           (239,000)
                                              ----------    ----------   ----------        -----------

     Total shareholders' equity                6,253,000       789,000      770,000          7,812,000
                                              ----------    ----------     --------        -----------

Total liabilities and shareholders' equity    $9,453,000    $3,476,000     $770,000        $13,699,000
                                              ==========    ==========     ========        ===========

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997


1. To reflect the pro forma purchase price, $1,559,000, paid to acquire IMS, consisting of: (1) 1,000,000 shares of OXIS common stock issued and (2) the present value of expected minimum future payments (to be paid in shares of OXIS common stock) aggregating $1,250,000. The shares of common stock issued have been valued at the average per share closing price of OXIS' common stock for the three trading days before and after November 1, 997, the date on which the two companies reached agreement on the purchase price. The excess of the pro forma purchase price over the shareholders' equity of IMS has been allocated to property and equipment.

   Stock issued in connection with the acquisition has been recorded in shareholders' equity as follows:


        Common stock, 1,000,000 shares at

           $.50 par value                     $   500,000
        Additional paid-in capital              1,059,000
                                              -----------
                                              $ 1,559,000
                                              ===========


2. In addition to the minimum payments of $1,250,000, the stockholders of IMS may receive additional payments (in OXIS common stock) of up to $2,250,000 depending on future revenues of IMS through 2002. No effect has been given in the pro forma balance sheet to the potential additional payments.

                  Unaudited Pro Forma Statement of Operations
                           OXIS International, Inc.
        (OXIS International, Inc. and Innovative Medical Systems Corp.)
                 Combined for the year ended December 31, 1996


                                                               Pro forma      Pro forma
                                           OXIS       IMS      adjustments      combined
Revenues:
  Sales                                $ 4,802,000  $3,446,000                 $ 8,248,000
  Royalties                                 65,000                                  65,000
                                       -----------  ----------                 -----------
     Total revenues                      4,867,000   3,446,000                   8,313,000

Costs and expenses:

  Cost of sales                          3,009,000   2,904,000  $ 124,000 (1)    6,037,000
  Research and development               4,908,000                               4,908,000
  Sales, general and administrative      2,841,000     748,000     31,000 (1)    3,620,000
                                       -----------  ----------  ---------      -----------

     Total costs and expenses           10,758,000   3,652,000    155,000       14,565,000
                                       -----------  ----------  ---------      -----------

Operating loss                          (5,891,000)   (206,000)  (155,000)      (6,252,000)

Interest income and finance charges         37,000      74,000                     111,000

Interest expense                          (138,000)   (232,000)                   (370,000)
                                       -----------  ----------  ---------      -----------

Net loss before income tax credits      (5,992,000)   (364,000)  (155,000)      (6,511,000)

Credit for income taxes                          0     161,000                     161,000
                                       -----------  ----------  ---------      -----------

Net Loss                               $(5,992,000) $ (203,000) $(155,000)     $(6,350,000)
                                       ===========  ==========  =========      ===========

Net loss per OXIS share                $      (.21)                            $      (.22)
                                       ===========                             ===========


             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


1. To reflect amortization, on a straight-line basis over 7 years, of the pro forma purchase price adjustment of $1,084,000 which was allocated to property, plant and equipment.

   The pro forma amortization has been allocated 80% to cost of sales and 20% to sales, general and administrative expense.

2. The net loss per OXIS share in the unaudited pro forma statement of operations has been computed based on 28,596,320 common shares outstanding upon consummation of the acquisition.

3. The unaudited pro forma statement of operations includes the revenues and expenses of OXIS International, Inc. for the year ended December 31, 1996, and the revenues and expenses of IMS for the year ended October 31, 1996.

                  Unaudited Pro Forma Statement of Operations
                           OXIS International, Inc.
        (OXIS International, Inc. and Innovative Medical Systems Corp.)
             Combined for the nine months ended September 30, 1997

                                                                  Pro forma       Pro forma
                                            OXIS       IMS       adjustments        combined
Revenues:

  Sales                                $ 3,137,000  $1,522,000                   $ 4,659,000
  Royalties                                209,000                                   209,000
                                       -----------  ----------                   -----------
     Total revenues                      3,346,000   1,522,000                     4,868,000



Costs and expenses:

  Cost of sales                          2,148,000   1,399,000   $   93,000 (1)    3,640,000
  Research and development               3,199,000                                 3,199,000
  Sales, general and administrative      2,049,000     614,000       23,000 (1)    2,686,000
                                       -----------  ----------   ----------      -----------

     Total costs and expenses            7,396,000   2,013,000      116,000        9,525,000
                                       -----------  ----------   ----------      -----------

Operating loss                          (4,050,000)   (491,000)    (116,000)      (4,657,000)

Interest income and finance charges         53,000                                    53,000

Interest expense                          (112,000)    (149,000)                    (261,000)
                                       -----------    ---------                  -----------

Net loss before income tax credits      (4,109,000)    (640,000)   (116,000)      (4,865,000)

Credit for income taxes                          0            0           0                0
                                       -----------    ---------   ---------      -----------

Net Loss                               $(4,109,000)   $(640,000)  $(116,000)     $(4,865,000)
                                       ===========    =========   =========      ===========

Net loss per OXIS share                $      (.14)                              $      (.17)
                                       ===========                               ===========



             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


1. To reflect amortization, on a straight-line basis over 7 years, of the pro forma purchase price adjustment of $1,084,000 which was allocated to property, plant and equipment.

   The pro forma amortization has been allocated 80% to cost of sales and 20% to sales, general and administrative expense.

2. The net loss per OXIS share in the unaudited pro forma statement of operations has been computed based on 28,596,320 common shares outstanding upon consummation of the acquisition.

3. The unaudited pro forma statement of operations includes the revenues and expenses of OXIS International, Inc. for the nine months ended September 30, 1997, and the revenues and expenses of IMS for the nine months ended July 31, 1997.



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